Exhibit 10.30

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) is made as of July 26, 2024, by and between ARE-MA REGION NO. 75, LLC, a Delaware limited liability company (“Landlord”), and ENANTA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant are now parties to that certain Deed of Lease dated as of September 24, 2018, as amended by that certain First Amendment to Lease Agreement dated as of May 12, 2022 (the “First Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain “Premises” containing approximately 36,930 rentable square feet in that certain building located at 400 Talcott Avenue (commonly known as Building 131), Watertown, Massachusetts, within the complex commonly known as The Arsenal on the Charles (the “Project”), as such Premises is more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

WHEREAS, Landlord and Tenant are also parties to that certain Lease Agreement dated May 12, 2022 (the “Building 2 Lease”), wherein Landlord leases to Tenant certain premises within the building located at 4 Kingsbury Avenue (commonly known as Building 2), Watertown, Massachusetts, within the Project, as such premises is more particularly described in the Building 2 Lease.

WHEREAS, the base term of the Building 2 Lease expires on September 30, 2034.

WHEREAS, Landlord and Tenant desire to match the expiration of the Term of the Lease to the expiration date of the base term of the Building 2 Lease pursuant to Section 3 of the First Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Term. Notwithstanding anything to the contrary contained in the Lease, the definition of “Termination Date” in Exhibit 1 of the Lease is hereby deleted in its entirety and replaced with September 30, 2034.
2.
Activity and Use Limitations. Notice is hereby given that in addition to the Notices of Activity and Use Limitations previously disclosed in Exhibit 5 of the Lease, an additional Notice of Activity and Use Limitation, pursuant to Massachusetts General Laws Chapter 21E, has been recorded with the Middlesex Southern District Registry of Deeds with respect to the Project of which the Premises are a part: Second Amendment to Notice of Activity and Use Limitations, dated December 9, 2019, recorded at Book 73807, Page 226. The restriction on activities conducted on the Premises and use limitations contained in the Notice of Activity and Use Limitation is hereby incorporated by reference and shall be independently enforceable by the United Stated through the Army as a restrictive covenant and equitable servitude.
3.
Asbestos.
a.
Notification of Asbestos. Landlord hereby notifies Tenant of the presence of asbestos-containing materials (“ACMs”) and/or presumed asbestos-containing materials (“PACMs”) within or about the Premises in the location identified in Exhibit A attached to this Second Amendment.
b.
Tenant Acknowledgement. Tenant hereby acknowledges receipt of the notification in paragraph (a) of this Section 3 and understands that the purpose of such notification is to make Tenant and any agents, employees, and contractors of Tenant, aware of the presence of ACMs and/or PACMs within or about the Building in order to avoid or minimize any damage to or disturbance of such ACMs and/or PACMs.

/s/ PM
Tenant’s Initials

c.
Acknowledgement from Contractors/Employees. If Tenant desires to conduct, authorize or permit any of the activities set forth in subsections (i) – (iii) below within or about the Premises, then Tenant shall give Landlord at least 14 days’ prior written notice before conducting, authorizing or permitting any of the activities listed below within or about the Premises, and before soliciting bids from any person to perform such services. Such notice shall identify or describe the proposed scope, location, date and time of such activities and the name, address and telephone number of each person who may be conducting such activities. Thereafter, Tenant shall grant Landlord reasonable access to the Premises to determine whether any ACMs or PACMs will be disturbed in connection with such activities. Upon Landlord’s request, Tenant shall deliver to Landlord a copy of a signed acknowledgement from any contractor, agent, or employee of Tenant acknowledging receipt of information describing the presence of ACMs and/or PACMs within or about the Premises in the locations identified in Exhibit A prior to the commencement of such activities. Nothing in this Section 3 shall be deemed to expand Tenant’s rights under the Lease or otherwise to conduct, authorize or permit any such activities.
(i)
Removal of thermal system insulation (“TSI”) and surfacing ACMs and PACMs (i.e., sprayed-on or troweled-on material, e.g., textured ceiling paint or fireproofing material);
(ii)
Removal of ACMs or PACMs that are not TSI or surfacing ACMs or PACMs; or
(iii)
Repair and maintenance of operations that are likely to disturb ACMs or PACMs.
4.
Authority. Landlord represents and warrants to Tenant that it has the right, power and authority to execute and deliver this Second Amendment and to perform its obligations hereunder, and this Second Amendment is a valid and binding obligation of Landlord enforceable against Landlord in accordance with the terms hereof. Tenant represents and warrants to Landlord that it has the right, power and authority to execute and deliver this Second Amendment and to perform its obligations hereunder, and this Second Amendment is a valid and binding obligation of Tenant enforceable against Tenant in accordance with the terms hereof. Tenant acknowledges and agrees that Landlord is in full compliance with the terms of the Lease and no event exists or has occurred that constitutes or could ripen into a Landlord default under the Lease.
5.
OFAC. Section 16 of the First Amendment is hereby incorporated by reference.
6.
Brokers. Landlord and Tenant each represents and warrants that, other than Cushman & Wakefield and Jones Lang LaSalle (the “Brokers”), it has not dealt with any broker, agent or other person in connection with the transaction reflected in this Second Amendment. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any broker, agent or other person or entity, other than the Brokers, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment. Landlord shall be responsible for all commissions due to the Brokers subject to and in accordance with the terms of a separate agreement(s) with the Brokers.
7.
Governing Law. This Second Amendment shall be governed by the laws of the Commonwealth of Massachusetts without regard to its conflicts of law principles.
8.
Counterparts. This Second Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Second Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
9.
Miscellaneous.
a.
This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.
This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

[Signatures are on the next page.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the day and year first above written.

TENANT:

ENANTA PHARMACEUTICALS, INC.,

a Delaware corporation

By: /s/ Paul Mellett x

Name: Paul Mellett x

Title: Chief Financial and Administrative Officer x

□ I hereby certify that the signature, name, and title
above are my signature, name and title.

LANDLORD:

ARE-MA REGION NO. 75, LLC,

a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

By: ARE-QRS CORP.,

a Maryland corporation,

general partner

By: /s/ Allison Grochola x

Name: Allison Grochola x

Title: SVP – Real Estate Legal Affairs x

Exhibit A

Notification of Presence of Asbestos Containing Materials

This notification provides certain information about asbestos within or about the Premises at Arsenal on the Charles, Watertown, Massachusetts (“Building”).

Historically, asbestos was commonly used in building products used in the construction of buildings across the country. Asbestos-containing building products were used because they are fire-resistant and provide good noise and temperature insulation. Because of their prevalence, asbestos-containing materials, or ACMs, are still sometimes found in buildings today.

The Buildings at the site were constructed prior to 1981 and an asbestos survey of the buildings conducted in 2019 confirmed the presence of Asbestos Containing Materials (ACMs) in some buildings. The asbestos survey has determined that ACMs and/or materials that might contain ACMs, referred to as presumed asbestos-containing materials or PACMs, are present within or about the Premises.

Because ACMs and PACMs may be present within or about the Building, we have hired an independent environmental consulting firm to prepare an operations and maintenance program (“O&M Program”). The O&M Program is designed to minimize the potential of any harmful asbestos exposure to any person within or about the Building. The O&M Program includes a description of work methods to be taken in order to maintain any ACMs or PACMs within or about the Building in good condition and to prevent any significant disturbance of such ACMs or PACMs. Appropriate personnel receive regular periodic training on how to properly administer the O&M Program.

The O&M Program describes the risks associated with asbestos exposure and how to prevent such exposure through appropriate work practices. ACMs and PACMs generally are not thought to be a threat to human health unless asbestos fibers are released into the air and inhaled. This does not typically occur unless (1) the ACMs are in a deteriorating condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities). If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis or cancer) increases. However, measures to minimize exposure, and consequently minimize the accumulation of asbestos fibers, reduce the risks of adverse health effects.

The O&M Program describes a number of activities that should be avoided in order to prevent a release of asbestos fibers. In particular, you should be aware that some of the activities which may present a health risk include moving, drilling, boring, or otherwise disturbing ACMs. Consequently, such activities should not be attempted by any person not qualified to handle ACMs.

The O&M Program is available for review during regular business hours at Landlord’s office located at 400 Technology Square, Suite 101, Cambridge, MA 02139.